UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2017

PIONEER ENERGY SERVICES CORP.
(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 NE Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant's telephone number, including area code: (855) 884-0575

_________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑
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Item 7.01 Regulation FD Disclosure.
From time to time, senior management of Pioneer Energy Services (the “Company”) meets with groups of investors and business analysts. The slides attached to this report have been prepared in connection with management's participation in such meetings and participation in the Jefferies 2017 Energy Conference. The slides provide an update on the Company's operations and certain recent developments, which among others, include the following:
US Drilling

•	Continue operating at 100% utilization.

•	Average margins per day exceed $9,000, the highest of reported publicly-traded drillers.

•	Continue to push up dayrates and term contract coverage with 13 of 16 U.S. rigs on term ranging from six months to two years.
Colombia Drilling

•	Six of eight rigs under contract; four rigs currently drilling and two rigs mobilizing to new locations.

•	Pioneer comprises almost 50% of the active 1,500HP-class market in country.

•	Average margins per day expected to be $8,000 to $10,000 beginning in Q1 2018, once all six rigs are up and running.
Wireline

•	Continues to be very active across most basins.

•	Two new electric wireline units will begin working in January which increases unit count to 119 units.
Well Servicing

•	Well Servicing October utilization was 46% as compared to 43% in the prior quarter. November month-to-date utilization is 43%.

•	Anticipate gradual improvement if oil pricing remains in the upper $50’s/bbl.

•	Currently expanding footprint into new geographic areas.
Coiled Tubing

•	Experiencing steady pick up in utilization, and pricing firm to slightly up.

•	Having success expanding footprint into new geographic areas.
Other - Balance Sheet

•
Completed $175 million senior secured term loan and $75 million asset-based lending facility in November 2017. Proceeds were used, among other things, to retire the outstanding balance of $101.7 million on the previous $150 million revolving credit facility scheduled to mature in 2019.

•	Pro-forma cash balance of $81.7 million with no borrowings under the $75 million asset-based lending facility.

•	Total pro-forma liquidity[1] of $128.3 million.

(1) Cash plus availability under asset-based lending facility net letters of credit

The slides are included in Exhibit 99.1 to this report and are incorporated herein by reference. The slides are available on the Company's website at www.pioneeres.com.
Safe Harbor Statement
Statements contained in this report and Exhibit 99.1 to this report that state the Company's or its management's expectations and assumptions about future events are forward-looking statements intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company's actual results could differ materially from those projected or assumed in such forward-looking statements. Factors that could affect those results include, among others, those mentioned in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2016 which has been filed with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits.

99.1    Slides for Company presentations to be used from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER ENERGY SERVICES CORP.

/s/ Lorne E. Phillips
Lorne E. Phillips
Executive Vice President and Chief Financial Officer

Dated: November 28, 2017

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Slides for Company presentations to be used from time to time.